UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 30, 2017
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-36040	26-1647258
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
915 Disc Drive
Scotts Valley, California 95066
(Address of principal executive offices) (Zip Code)
(831) 274-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 1    Registrant’s Business and Operations
Item 1.01    Entry into a Material Definitive Agreement

As previously announced on a Form 8-K filed by Fox Factory Holding Corp. (the “Company”) on December 1, 2017, on November 30, 2017, the Company, through its subsidiaries FF US Acquisition Corp. (“Buyer”) and FF US Holding Corp. (“Buyer Parent”), entered into an Asset Purchase and Contribution Agreement (the “Purchase Agreement”) with Flagship, Inc., d/b/a Tuscany (“Seller”), and Michael Graber and Jeff Burttschell (“Owners”). Seller is engaged in the business of designing and manufacturing personal-use specialty vehicles based on OEM vehicle chassis (the “Business”). Pursuant to the Purchase Agreement Buyer, a wholly owned subsidiary of Buyer Parent, acquired substantially all of the assets and assumed certain liabilities of Seller in return for the gross consideration $66.25 million, payable as a mix of (i) $53.35 million in cash and (ii) and the issuance by Buyer Parent of $12.9 million worth of Buyer Parent common stock, representing 20% of the issued common stock of Buyer Parent (the “Transaction”). All terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement, attached hereto as Exhibit 10.1.

The Purchase Agreement contains customary representations, warranties, covenants and agreements of the parties. The $53.35 million cash portion of the purchase price was reduced by the payment of certain debt of Seller, funding indemnification escrows, the payment of a portion of the premium for a representation and warranty insurance policy, and is subject to a working capital adjustment. The jointly purchased representation and warranty insurance policy contains customary terms and conditions to supplement the escrow funds with respect to breaches of Seller’s representations and warranties.

As a result of the Transaction, the Company, through its subsidiaries, owns 80% of Buyer Parent, and thus 80% of the Business. Buyer Parent and Fox Factory, Inc. have the ability to purchase the remaining 20% of Buyer Parent from Seller following the second anniversary date of the Transaction through the seventh anniversary date of the Transaction. In addition, following the seventh anniversary date of the Transaction, for 180 days Seller can require Buyer Parent or Fox Factory, Inc. to purchase the remaining 20% of Buyer Parent subject to the terms of the Credit Agreement, defined below.

Additionally, on November 30, 2017, the Company amended the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of May 11, 2016, by and among the Company, Fox Factory, Inc. and ST USA Holding Corp., the lenders party thereto, and SunTrust Bank, as Administrative Agent, as previously amended (the “Credit Agreement”), by entering into the Third Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement by and among the Company, Fox Factory, Inc. and ST USA Holding Corp., as borrowers, RFE Holding (US) Corp., FF US Holding LLC, Buyer and Buyer Parent, as guarantors, the lenders party thereto, and SunTrust Bank, as Administrative Agent (the “Amendment”). The Amendment served to modify certain negative covenants contained in the Credit Agreement to permit the Transaction, including, but not limited to, allowing for: (i) the issuance of shares by Buyer Parent to Seller in connection with the Transaction, (ii) certain provisions contained in the Stockholders’ Agreement entered into by and among Buyer Parent, Seller and Fox Factory, Inc., dated November 30, 2017, and (iii) outside financing for the acquired Business.

The foregoing descriptions of the Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the Agreement and Amendment as attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Section 2     Financial Information
Item 2.01     Completion of Acquisition or Disposition of Assets

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

Section 9    Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed herewith:

Exhibit Number	Description
10.1
Asset Purchase and Contribution, by and among FF US Acquisition Corp., as Buyer
FF US Holding Corp., as Buyer Parent, Flagship, Inc. d/b/a Tuscany, as Seller
and Michael Graber and Jeff Burttschell, as the Owners, dated as of November 30, 2017.

10.2
Third Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, by and among Fox Factory Holding Corp., Fox Factory, Inc. and ST USA Holding Corp., as borrowers, RFE Holding (US) Corp., FF US Holding LLC, FF US Acquisition Corp., and FF US Holding Corp., as guarantors, the other Loan Parties party thereto, the several banks and other financial institutions party thereto and SunTrust Bank, in its capacity as Administrative Agent for the Lenders, dated November 30, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	December 4, 2017	By:	/s/ ZVI GLASMAN

Zvi Glasman
Chief Financial Officer and Treasurer